                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1997 appearing on page 24 of Visioneer's Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 37 of such Annual Report on Form 10-K/A.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
January 27, 1998


                                      -26-